Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated February 25, 2006, with respect to the financial statements of Keurig, Inc. for the year ended December 31, 2005 included in Green Mountain Coffee Roasters, Inc.'s Form S-8 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
June 22, 2006